Exhibit 5.b

November 21, 1995




                                      SUB-ADVISORY AGREEMENT


Attention:             [SUBADVISOR]

         RE:           Sub-Advisory Agreement


Ladies and Gentlemen:

        EAI Select Managers Equity Fund (the "Fund") is a diversified open-end management investment company registered as an investment company under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder.

        Evaluation Associates Capital Markets, Incorporated (the "Manager") acts as the fund manager and administrator of the Fund pursuant to the terms of a Management Agreement dated ____________, 1995 with the Fund. Manager is responsible for certain aspects of the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets in portfolio securities. However, specific portfolio purchases and sales for the Fund's investment portfolio, or a portion thereof, are to be made by the advisory organizations recommended by Manager and approved by the Trustees of the Fund.

         1. Appointment as Subadvisor. The Manager being duly authorized hereby appoints and employs [Subadvisor] (the "Subadvisor") as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals from the Fund Account.

         2. Acceptance of Appointment; Standard of Performance. The Subadvisor accepts the appointment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Fund with respect to the investments of the Fund Account in accordance with the provisions of this Agreement.

         3. Portfolio Management Services of Subadvisor. The Subadvisor is hereby employed and authorized to select portfolio securities for investment by the Fund Account, to purchase and sell securities of the Fund Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraph 5 and 6 hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Fund Account, the Subadvisor shall be subject to such investment restrictions as are set forth in the Act and the Rules thereunder, the supervision and control of the Trustees of the Fund, such specific instructions as the Trustees may adopt and communicate to the Subadvisor, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, and instructions from the Manager. The Subadvisor shall maintain on behalf of the Fund the records listed in Schedule B hereto (as amended from time to time). At the Fund's request, the Subadvisor will consult with the Fund or with the Manager with respect to any decisions made by it with respect to the investments of the Fund Account. The Subadvisor will give the Manager prompt notice of any and all changes in its investment policies and strategies which may affect its investment decisions with respect to the Fund Account.

         4. Investment Objectives, Policies, and Restrictions. The Fund shall provide the Subadvisor with a statement of the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto as established by the Fund and as set forth in the Fund's then-current Prospectus and Statement of Additional Information, and the Subadvisor shall conduct its activities hereunder in accordance with such objectives, policies and restrictions. The Fund has the right, on written notice to the Manager, which notice the Manager will pass on to the Subadvisor, to modify any such objectives, policies or restrictions in any manner at any time provided any such amendment is consistent with the Fund's Declaration of Trust, By-Laws and the Act and the Rules promulgated thereunder.

         5. Transaction Procedures. All transactions will be consummated by payment to or delivery by [custodian] (the "Custodian"), or such depositories or agents as may be designated by the Custodian, as custodian for the Fund, of all cash and/or securities due to or from the Fund Account, and the Subadvisor shall not have possession or custody thereof. The Subadvisor shall advise Custodian and confirm in writing to the Fund all investment orders for the Fund Account placed by it with brokers and dealers at the time and in the manner as set forth in Schedule A hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadvisor. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadvisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian which are not undertaken at the direction of the Subadvisor.

         6. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transaction will be executed.

               A. In doing so, the Subadvisor's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker or dealer is able to obtain the best price on a particular transaction or as good a price on that transaction as is otherwise available and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor's overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

               B. The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed (x) by brokers and dealers that provide brokerage or research services to the Fund or the Manager, (y) by brokers and dealers that agree to pay a portion of the custodian, transfer agent or other administrative fees incurred by the Fund, or
(z) by brokers and dealers as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Fund and the Manager determine that the broker or dealer is able to obtain the best price on a particular transaction or as good a price on that transaction as is otherwise available and (ii) the Fund and the Manager determine that the commission cost is reasonable in relation to (a) the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction or (b) the total amount of custodian, transfer agent or other administrative fees paid by that broker for the Fund.

               C. The Subadvisor agrees that it will not knowingly execute any portfolio transactions with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund or of the Manager or of any other subadvisor for the Fund without the prior written approval of the Fund. The Fund agrees that it will provide the Subadvisor with a list of brokers and dealers which are "affiliated persons" of the Fund, the Manager or the Fund's subadvisors. The Subadvisor agrees that it will provide the Fund and the Manager with a list of brokers and dealers which are "affiliated persons" of the Subadvisor.

               D. As used in this paragraph 6, "brokerage and research services" shall have the meaning set forth in Section 28(e)(3) of the Securities Exchange Act of 1934.

         7. Proxies. The Fund shall have sole voting power of all proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested from time to time. At the request of the Fund, the Subadvisor shall provide the Fund with its recommendations as to the voting of such proxies. Except with the agreement or on the specific instructions of the Fund and except as permitted by applicable law and the rules of any self-regulating organization to which the Subadvisor belongs, the Subadvisor shall not exercise any voting rights attaching to the investments of the Fund.

         8. Reports to Subadvisor. The Fund shall provide the Subadvisor with such periodic reports concerning the status of the Fund Account as the Subadvisor may reasonably request.

         9. Fees for Services. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule C. Pursuant to the provisions of the Management Agreement between the Fund and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of the Subadvisor's fees solely from the Manager.

        10. Other Investment Activities of Subadvisor. The Fund acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Other Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Other Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further that it is the Subadvisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Other Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Other Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise; provided, however, that all such transactions shall comply with the requirements of the Act and the rules thereunder. The Subadvisor will exercise the discretion granted by the Fund to make investment decisions in the interests of the Fund alone and will have regard to the interests of its other clients only so far as may be required to comply with the requirements of applicable law.

        11. Certificate of Authority. The Fund, the Manager and the Subadvisor shall furnish to each other from time to time certified copies of the resolutions of their Trustees or Boards of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Fund, a Fund Account, the Manager and/or the Subadvisor.

        12. Limitation of Liability. (a) The Subadvisor shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgement, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund; provided, however, that such acts or omissions shall not have resulted from the Subadvisor's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under this Agreement or breach of its duty or of its obligations hereunder. The Subadvisor shall not be liable for any act or failure to act by any broker or other person with whom the Subadvisor, the Fund or the Manager may deal in connection with this Agreement.

               (b) No shareholder, Trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever to the Manager or the Subadvisor or any officer, employee or agent thereof solely in connection with the provisions of this Agreement, and the Manager, the Subadvisor and each officer, employee and agent thereof shall look solely to the Fund and its property for satisfaction of claims of any nature against the Fund arising in connection herewith.

        13. Confidentiality. Subject to the duty of the Subadvisor and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Subadvisor shall treat as confidential all information pertaining to the Fund Account and the actions of the Subadvisor and the Fund in respect thereof.

        14. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the Act, of this Agreement shall be made by the Subadvisor, and this Agreement shall terminate automatically in the event of such assignment unless the Trustees of the Fund and the Manager agree to continue this Agreement. The Subadvisor shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur.

        15. Representations, Warranties, and Agreements of the Fund. The Fund represents, warrants, and agrees that:

               A. The Subadvisor has been duly appointed by the Trustees of the Fund to provide investment advice to the Fund Account as contemplated hereby.

               B. The Fund will deliver to the Subadvisor a true and complete copy of its then current prospectus as effective from time to time and such other documents or instruments governing the investment of the Fund Account and such other information as is necessary for the Subadvisor to carry out its obligations under this Agreement.

               C. The Fund is currently in material compliance and shall at all times materially comply with the requirements imposed upon the Fund by applicable law and regulation.

        16. Representations, Warranties, and Agreements of the Subadvisor. The Subadvisor represents, warrants, and agrees that:

               A. The Subadvisor is registered as an "Investment Adviser" under the Investment Advisers Act of 1940, as amended ("Advisers Act"); is a "bank" or a "bank holding company" as defined in Section 202(a) of the Advisers Act; or is otherwise permitted to act as an "investment adviser" as defined in
Section 2(a)(20) of the Act.

               B. The Subadvisor will maintain, keep current and preserve, on behalf of the Fund, in the manner required or permitted by the Act, the records identified in Schedule B. The Subadvisor agrees that such records (other than those required by No. 4 of Schedule B) are the property of the Fund, and will be surrendered to the Fund promptly upon request.

               C. The Subadvisor will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the Act, will provide the Fund with a copy of the code of ethics and evidence of its adoption, will comply with such code of ethics, and will make such reports to the Fund as are required to be made to the Fund by Rule 17j-1 under the Act or are otherwise reasonably required by the Fund or the Manager.

               D. The Subadvisor will comply in all material respects with the Act and the Advisers Act and all regulations promulgated thereunder.

               E. The Subadvisor will make and maintain all state securities registrations as are necessary or appropriate to perform its obligations hereunder.

               F. The Subadvisor shall furnish the Fund and the Manager with copies of its current ADV forms, which forms shall be complete and correct in all material respects.

        17. Amendment. This Agreement may be amended at any time, but only by written agreement among the Subadvisor, the Manager and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Trustees of the Fund in the manner required by the Act and the Rules and orders issued thereunder.

        18. Effective Date; Term. This Agreement shall become effective on ____________, 1995 and shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually by the Manager and the Trustees of the Fund, including a majority of the Trustees who are not "interested parties" of the Subadvisor under the Act, in the manner required by the Act. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the Rules and Regulations thereunder.

        19. Termination. This Agreement may be terminated by any party hereto, without the payment of any penalty, immediately upon written notice to the other parties hereto in the event of a breach of any provision hereof by a party so notified, or otherwise by the Subadvisor upon sixty (60) days' written notice to the Fund and the Manager, or by the Fund or the Manager immediately upon written notice to the Subadvisor, but any such termination shall not affect the status, obligations, or liabilities of any party hereto to any other party hereto.

        20. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

        21. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.


                                             EAI SELECT MANAGERS EQUITY FUND



                                             BY:


                                             Its:


                                             DATE:




ACCEPTED:                                    EVALUATION ASSOCIATES CAPITAL
                                             MARKETS, INCORPORATED

[SUBADVISOR]


BY:                                          BY:


Its:                                         Its:


DATE:                                        DATE:


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                                               -2-



SCHEDULES:             A.     Operational Procedures.
                       B.     Record Keeping Requirements.
                       C.     Fee Schedule.
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                                               -1-

                                            SCHEDULE A



        The Subadvisor must abide by certain rules and procedures in order to minimize operational problems. The Subadvisor must maintain various records and files (as required by regulatory agencies) at its office (see Schedule B). In addition, it will be necessary for a flow of information to be supplied to [custodian], the Custodian for the Fund.

        The Subadvisor must furnish [custodian] with daily information as to executed trades no later than the morning following the day of the trade. The necessary information can be transmitted via facsimile machine to [custodian] (the direct line to the machine is _______________). Upon receipt of brokers' confirmations, the Subadvisor or [custodian] must notify the other party if any differences exist. The reporting of trades by the Subadvisor to [custodian] shall include the following information:

               1 -     Purchase or sale;
               2 -     Security name;
               3 -     CUSIP #;
               4 -     Number of shares;
               5 -     Commission rate per share or if a net trade;
               6 -     Executing broker;
               7 -     Trade date;
               8 -     Settlement date, if other than normal; and
               9 -     If security is not eligible for DTC.

        When opening accounts with brokers for the Fund, the account must be a cash account. No margin accounts in the name of the Fund are to be maintained. The broker should be advised to use [custodian's] ID system number (no. ______) to facilitate the receipt of information by [custodian]. In addition, the Subadvisor should arrange to have copies of all account documentation and duplicate confirmations sent as follows:


        EAI Select Managers Equity Fund
        c/o Evaluation Associates Capital Markets, Incorporated
        200 Connecticut Avenue, Suite 700
        Norwalk, Connecticut  06854-1958


        [custodian address]




        Delivery Instructions are as follows:

        All DTC eligible securities;
        Depository Trust Company (DTC)
        #997 Custodian Services



        All Commercial Paper and ineligible DTC securities:

        [custodian address]



        "vs payment" (Federal Funds on commercial paper only)

        Account:       EAI Select Managers Equity Fund

        All Government issues delivered through book entry:

        Delivery through area Federal Reserve Bank to:

               [custodian]
               EAI Select Managers Equity Fund
               or account number
               "vs payment" Federal Funds

        Wire Instructions:

               Into [custodian] (use Federal Reserve wires)
               [Account information]
               Attention:  EAI Select Managers Equity Fund

               Amount:        $_________________________



        The Subadvisor must submit to [custodian] a trade authorization form signed by two authorized individuals prior to settlement date. The list of authorized persons with specimen signatures must be kept current at [custodian].

        The Subadvisor shall make available for [custodian] appropriate names of individuals at executing brokers with whom [custodian] may discuss and resolve problems that may occur.

        [Custodian] will supply the Subadvisor daily with a cash availability report. This will normally be done by telephone so that the Subadvisor may know the amount available for investment purposes.

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                                               -1-

                                            SCHEDULE B



RECORDS TO BE MAINTAINED BY SUBADVISOR:

        1. A record of each brokerage order, and all other portfolio purchases and sales, given by the Subadvisor on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

               A.      The name of the broker;

               B. The terms and conditions of the order and of any modifications or cancellation thereof;

               C.      The time of entry or cancellation;

               D.      The price at which executed;

               E.      Quantity of securities bought or sold;

               F.      The time of receipt of execution; and

               G. The name of the person who placed the order on behalf of the Fund.

        2.* A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders.

               Such record:

               A.      Shall include the consideration given to:

                       (i)       the sale of shares of the Fund

                       (ii) the supplying of services or benefits by brokers or dealers to:

                                 (a)     The Fund

                                 (b)     The Manager (Evaluation Associates
                                         Capital Markets, Incorporated)

                                 (c)     The Subadvisor and

                                 (d)     Any person other than the foregoing.

                       (iii) Any other consideration other than the technical qualifications of the brokers and dealers.

               B. Shall show the nature of the services or benefits made available.


               C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

               D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

        3. A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization.

               There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.**

        4. Such accounts, books and other documents as are required to be maintained by registered investment advisors by rule adopted under Section 204 of the Investment Advisors Act of 1940, as amended, to the extent such records are necessary or appropriate to record the Subadvisor's transactions with the Fund.



*       Maintained as property of the Fund pursuant to 1940 Act, Rule 31a-3(a).


** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or Subadvisor reviews.

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                                               -1-

                                            SCHEDULE C

                                          SUBADVISOR FEE




        For services provided to the Fund Account, Evaluation Associates Capital Markets, Incorporated will pay a base quarterly fee at the end of each calendar quarter at an annual rate of 0.375% of average MONTHLY net assets in the Fund Account during the quarter. Average
MONTHLY net assets shall be determined using net assets in the Fund Account on THE LAST business day OF EACH MONTH during the calendar quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.


        The Subadvisor may waive all or a portion of the fee due to it hereunder at any time. Any voluntary fee waiver by the Subadvisor may be terminated or reduced at any time in the sole discretion of the Subadvisor, unless contractually committed to for a specified period.

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